Exhibit 99

Oriental Financial Group Reports Second Quarter 2012 Results

SAN JUAN, Puerto Rico, July 23, 2012 – Oriental Financial Group Inc. (NYSE: OFG) today announced results for the second quarter ended June 30, 2012.

2Q12 Financial Summary

•            Income per common share (diluted) of $0.34 compares to $0.23 in the preceding 2012 quarter and $0.56 in the year ago quarter.

•            Income available to common shareholders of $13.8 million compares to $9.5 million in the preceding 2012 quarter and $25.3 million in the year ago quarter.

•            Book value per share of $15.32 at June 30, 2012 compares to $15.27 at March 31, 2012 and $14.91 at June 30, 2011.

•            Cash dividends per common share of $0.06 are up 20% from the year ago quarter.

As compared to the year ago period, the second quarter of 2012 reflects a reduced investment securities portfolio, higher premium amortization on those securities, and the absence of a $3.0 million benefit from the settlement of various tax contingencies.

Over the past year, Oriental has sold securities to lock in gains, deleveraged the balance sheet, reduced wholesale funding costs, and built up its cash position, putting the Company in a favorable position to move forward with its recently announced plan to acquire the Puerto Rico operations of Banco Bilbao Vizcaya Argentaria, S.A. (NYSE: BBVA) for $500 million in cash.

CEO Comment

“We are continuing to move in the right direction for achieving our goals for 2012,” said José Rafael Fernández, President, Chief Executive Officer and Vice Chairman of the Board.

“The investments made to expand our banking capabilities, the active management of our risk exposures, and the transformation of our financial model, have resulted in a growth oriented franchise with a very strong capital position.

“During the quarter, we continued to benefit from new commercial, consumer and auto lending; lower cost of deposits as well as reduced cost of wholesale funding; and increased banking activity and cross selling of services from our growing customer base.  We also continued to effectively manage non-interest expenses, while reducing our reliance on investment securities.

“Complementary to our focus on growing our banking business, our planned acquisition of BBVA’s Puerto Rico operations has been well received and remains on target for closing before year end 2012, subject to customary regulatory approvals.”

2Q12 Income Statement Analysis

All comparisons are to the preceding quarter unless otherwise noted

•            Net interest income (after provision for loan and lease losses) was $27.8 million, a $0.9 million decline from the preceding quarter.

•            Interest income from non-covered loans declined $0.9 million, primarily due to lower residential mortgage loan balances.  Oriental typically sells most new residential mortgage loans into the secondary market rather than holding them in its portfolio, and, in keeping with its emphasis on banking activity, Oriental has been building its commercial and consumer loan and auto leasing portfolios.  Interest income from covered loans declined $1.2 million due to lower balances as they continued to pay down in line with projections.

•            Interest income from investment securities declined $7.0 million.  Approximately $4.4 million of the reduction was attributable to lower yield and lower balances, and approximately $2.6 million was due to higher premium amortization on Oriental’s mortgage backed securities (MBS) portfolio. During the second quarter of 2012, approximately $343 million of MBS were sold at a net gain of $11.9 million, reflecting Oriental’s ongoing strategy to sell MBS subject to higher prepayment speeds.

•            In all, interest income from loans equaled 62% of total interest income, up from 35% in the year ago quarter, underscoring Oriental’s emphasis on increased banking activity.

•            Total interest expense from deposits declined $1.3 million, primarily reflecting continuing progress in repricing Oriental’s core retail deposits.  Total interest expense from borrowings declined $2.1 million, primarily reflecting actions Oriental took prior to the second quarter to reduce cost of funds.  To further reduce cost of borrowings, in May 2012, Oriental renewed $350 million in repos costing 4.26% at a new effective rate of approximately 1.90%.

•            While net interest rate margin was 2.28% versus 2.59% in the first quarter of 2012, Oriental expects it to be around 2.50% for all of 2012 primarily due to plans to further reduce cost of funds.

•            Total banking and wealth management revenues of $11.7 million were level with the preceding quarter, but increased 14.7% year over year.  Compared to the year ago quarter, wealth management revenues grew 29.0% due to increased brokerage, trust and insurance business.  Assets under management were a record $4.5 billion at June 30, 2012, up 9.3% from a year ago.  Banking service revenues rose 5.3% due to increased electronic banking activity.

•            Total non-core, non-interest income was $5.5 million compared to $1.3 million in the preceding quarter.  Second quarter 2012 results primarily reflect: (i) an $11.9 million net gain on the sale of above mentioned MBS as Oriental took advantage of market opportunities; and (ii) a $5.6 million amortization of the FDIC shared-loss indemnification assets, mainly due to an improvement in the revised cash flow projections of certain former Eurobank loan pools in 2011.

•            Due to effective cost controls, non-interest expenses were approximately level at $29.0 million.

June 30, 2012 Balance Sheet Analysis

All comparisons are to March 31, 2012 unless otherwise noted

•            Cash and cash equivalents (including securities purchased under agreements to resell) of $689.6 million increased $70.7 million, reflecting repayments on MBS and the gain on the sale of securities.

•            Total investments of $3.5 billion declined $113.6 million, reflecting the previously noted sale of securities.

•            Total non-covered loans of approximately $1.2 billion declined $19.4 million, primarily due to the repayment of residential mortgage loans.  Covered loans of $447.7 million declined $14.0 million as they continued to pay down in line with projections.

•            Year to date, production of commercial loans totaled $90.9 million, up 45.9% from the year ago period, including $35.5 million in the second quarter of 2012.  Based on the current pipeline, Oriental continues to anticipate originating approximately $200 million in new commercial loans in 2012.

•            Retail deposits of $2.0 billion declined slightly, while the cost of those deposits dropped to 1.34% from 1.52%.  Wholesale deposits declined $87.0 million as Oriental continued to allow short-term brokered CDs to mature.

•            Borrowings of $3.4 billion remained approximately level with their cost dropping to 2.34% from 2.52% due to steps taken to reduce these costs of funds.

•            Stockholders’ equity of $692.2 million increased $2.9 million.

Other 2Q12 Highlights

All comparisons are to the preceding quarter or March 31, 2012 unless otherwise noted

•            Credit Quality – Non-Covered Assets:  Non-performing assets of $139.7 million and allowance for loan and lease losses of $37.4 million were relatively unchanged.  Net credit losses increased $1.1 million and provision for loan and lease losses increased $0.8 million.  Early delinquency loans (30-89 days past due) declined $2.6 million, while total delinquency (30 days and over past due) fell $11.9 million.

•            Credit Quality – Covered Assets (the former Eurobank loans):  Provision for loan and lease losses was $1.5 million, a decline of $5.7 million, reflecting the results of quarterly revisions to the expected cash flows based on recent experiences of certain pools of loans.  The provision is net of the estimated losses claimable to the FDIC.

•            Capital:   Oriental maintains regulatory capital ratios well above the requirements for a well-capitalized institution.  At June 30, 2012, the Leverage Capital Ratio was 10.81%, Tier-1 Risk-Based Capital Ratio was 32.52%, and Total Risk-Based Capital Ratio was 33.82%.

•            New Capital:  The foregoing results concerning capital do not include $84.0 million of 8.75% non-cumulative convertible perpetual preferred stock raised in connection with the proposed acquisition of BBVA’s PR operations.  As this transaction settled in early July, the net increase in capital will be reflected in the third quarter of 2012.

Conference Call

A conference call to discuss Oriental’s results, outlook and related matters will be held Tuesday, July 24, 2012, at 10:00 AM Eastern and Puerto Rico Time.  The call will be accessible live via a webcast on Oriental’s Investor Relations website at www.orientalfg.com.  A webcast replay will be available shortly thereafter.  Access the webcast link in advance to download any necessary software.

Full Financial Tables

Full financial tables for the second quarter of 2012 can be found on the Webcasts, Presentations & Other Files page of Oriental’s Investor Relations website at www.orientalfg.com.

About Oriental Financial Group

Oriental Financial Group Inc. is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations, principally through its two subsidiaries, Oriental Bank and Trust and Oriental Financial Services.  Now in its 48th year in business, Oriental provides a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 28 financial centers.  Investor information about Oriental can be found at www.orientalfg.com.

Non-GAAP Financial Measures

From time to time, Oriental uses certain non-GAAP measures of financial performance to supplement the financial statements presented in accordance with GAAP. Oriental presents non-GAAP measures when its management believes that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.

Oriental’s management has reported and discussed the results of operations herein both on a GAAP basis and on a pre-tax pre-provision operating income basis (defined as net interest income, plus banking and wealth management revenues, less non-interest expenses, and calculated on the accompanying table).  Oriental’s management believes that, given the nature of the items excluded from the definition of pre-tax pre-provision operating income, it is useful to state what the results of operations would have been without them so that investors can see the financial trends from Oriental’s continuing business.

Tangible common equity consists of common equity less goodwill. Management believes that the ratios of tangible common equity to total assets and to risk-weighted assets assist investors in analyzing Oriental’s capital position.

Forward-Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the ability to receive and timing of necessary regulatory approvals to consummate the acquisition of BBVA’s Puerto Rico operations, (ii) difficulties in integrating BBVA’s Puerto Rico operations into Oriental’s operations; (iii) the amounts by which our assumptions related to the acquisition, including future financing, fail to approximate actual results; (iv) the rate of declining growth in the economy and employment levels, as well as general business and economic conditions; (v) changes in interest rates, as well as the magnitude of such changes; (vi) the fiscal and monetary policies of the federal government and its agencies; (vii) changes in federal bank regulatory and supervisory policies, including required levels of capital; (viii) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (ix) the performance of the stock and bond markets; (x) competition in the financial services industry; (xi) possible legislative, tax or regulatory changes; and (xii) difficulties in combining the operations of any other acquired entity.

For a discussion of such factors and certain risks and uncertainties to which Oriental is subject, see Oriental’s annual report on Form 10-K for the year ended December 31, 2011, as well as its other filings with the U.S. Securities and Exchange Commission.  Other than to the extent required by applicable law, including the requirements of applicable securities laws, Oriental assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

# # #

Contacts:

Puerto Rico: Alexandra Lopez (allopez@orientalfg.com), Oriental Financial Group Inc., (787) 522-6970

U.S.: Steven Anreder (steven.anreder@anreder.com) and Gary Fishman (gary.fishman@anreder.com), Anreder & Company, (212) 532-3232

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)	QUARTER ENDED				YEAR TO DATE
	30-Jun-12	30-Jun-11%		31-Mar-12	30-Jun-12	30-Jun-11%
SUMMARY OF OPERATIONS (Dollars in thousands):
Interest Income:
Loans
Loans not covered under shared-loss agreements with the FDIC	$17,223	$15,969	7.9%	$18,122	$35,345	$33,934	4.2%
Loans covered under shared-loss agreements with the FDIC	20,342	13,060	55.8%	21,541	41,884	27,285	53.5%
Total interest income from loans	37,565	29,029	29.4%	39,663	77,229	61,219	26.2%
Mortgage-backed securities	22,011	51,021	-56.9%	28,326	50,337	94,759	-46.9%
Investment securities	831	1,882	-55.8%	1,524	2,355	3,738	-37.0%
Short term investments	381	270	41.1%	405	787	520	51.3%
Total interest income	60,788	82,202	-26.1%	69,918	130,708	160,236	-18.4%
Interest Expense:
Deposits	7,964	11,546	-31.0%	9,246	17,210	23,829	-27.8%
Securities sold under agreements to repurchase	16,586	23,512	-29.5%	17,570	34,156	47,671	-28.4%
Advances from FHLB and other borrowings	2,841	3,002	-5.4%	3,004	5,845	5,994	-2.5%
FDIC-guaranteed term notes	-	1,021	-100.0%	909	909	2,042	-55.5%
Subordinated capital notes	321	308	4.2%	328	649	611	6.2%
Total interest expense	27,712	39,389	-29.6%	31,057	58,769	80,147	-26.7%
Net interest income	33,076	42,813	-22.7%	38,861	71,939	80,089	-10.2%
Provision for non-covered loan and lease losses	3,800	3,800	0.0%	3,000	6,800	7,600	-10.5%
Provision for covered loan and lease losses, net	1,467	-	100.0%	7,157	8,624	549	1470.9%
Total provision for loan and lease losses, net	5,267	3,800	38.6%	10,157	15,424	8,149	89.3%
Net interest income after provision for loan and lease losses	27,809	39,013	-28.7%	28,704	56,515	71,940	-21.4%
Non-Interest Income:
Wealth management revenues	5,903	4,575	29.0%	5,889	11,791	9,257	27.4%
Banking service revenues	3,407	3,234	5.3%	3,286	6,693	6,958	-3.8%
Mortgage banking activities	2,436	2,435	0.0%	2,502	4,938	4,258	16.0%
Total banking and wealth management revenues	11,746	10,244	14.7%	11,677	23,422	20,473	14.4%
Net accretion (amortization) of FDIC shared-loss indemnification asset	(5,583)	1,020	-647.4%	(4,827)	(10,410)	2,231	-566.6%
Net gain (loss) on:
Sales of securities and derivative activities	11,872	5,422	119.0%	7,351	19,223	1,433	1241.5%
Foreclosed real estate	(886)	(3)	-100.0%	(398)	(1,284)	(135)	-851.1%
Other	63	76	-17.1%	(833)	(770)	162	-575.3%
Total non-interest income, net	17,212	16,759	2.7%	12,970	30,181	24,164	24.9%
Non-Interest Expenses:
Compensation and employee benefits	11,184	11,230	-0.4%	10,365	21,550	22,918	-6.0%
Professional and service fees	5,144	5,750	-10.5%	5,298	10,442	11,197	-6.7%
Occupancy and equipment	4,270	4,214	1.3%	4,186	8,455	8,619	-1.9%
Insurance	1,442	1,646	-12.4%	1,820	3,262	3,632	-10.2%
Electronic banking charges	1,609	1,155	39.3%	1,558	3,166	2,610	21.3%
Taxes, other than payroll and income taxes	(107)	858	-112.5%	1,174	1,067	2,237	-52.3%
Advertising, business promotion, and strategic initiatives	1,564	1,508	3.7%	848	2,412	2,700	-10.7%
Loan servicing and clearing expenses	955	1,076	-11.2%	967	1,923	2,097	-8.3%
Foreclosure, repossession and other real estate expenses	1,198	761	57.4%	954	2,153	1,484	45.1%
Communication	415	425	-2.4%	412	827	822	0.6%
Director and investor relations	342	339	0.9%	309	651	625	4.2%
Printing, postage, stationery and supplies	322	362	-11.0%	308	630	644	-2.2%
Other	668	1,372	-51.3%	885	1,554	1,890	-17.8%
Total non-interest expenses	29,006	30,696	-5.5%	29,084	58,092	61,475	-5.5%
Income before income taxes	16,015	25,076	-36.1%	12,590	28,604	34,629	-17.4%
Income tax expense (benefit)	1,057	(1,391)	176.0%	1,937	2,994	5,081	-41.1%
Net income	14,958	26,467	-43.5%	10,653	25,610	29,548	-13.3%
Less: Dividends on preferred stock	(1,200)	(1,200)	0.0%	(1,201)	(2,401)	(2,401)	0.0%
Income available to common shareholders	$13,758	$25,267	-45.5%	$9,452	$23,209	$27,147	-14.5%

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)	QUARTER ENDED				YEAR TO DATE
	30-Jun-12	30-Jun-11%		31-Mar-12	30-Jun-12	30-Jun-11%
(Dollars in thousands, except per share data)

PRE-TAX PRE-PROVISION OPERATING INCOME
Net interest income	$33,076	$42,813	-22.7%	$38,861	$71,939	$80,089	-10.2%
Core non-interest income:
Wealth management revenues	5,903	4,575	29.0%	5,889	11,791	9,257	27.4%
Banking service revenues	3,407	3,234	5.3%	3,286	6,693	6,958	-3.8%
Mortgage banking activities	2,436	2,435	0.0%	2,502	4,938	4,258	16.0%
Total core non-interest income	11,746	10,244	14.7%	11,677	23,422	20,473	14.4%
Non-interest expenses	(29,006)	(30,696)	5.5%	(29,084)	(58,092)	(61,475)	5.5%
Total pre-tax pre-provision operating income	$15,816	$22,361	-29.3%	$21,454	$37,269	$39,087	-4.7%
INCOME PER COMMON SHARE
Basic	$0.34	$0.56	-39.7%	$0.23	$0.57	$0.60	-4.7%
Diluted	$0.34	$0.56	-39.8%	$0.23	$0.57	$0.59	-4.8%
COMMON STOCK DATA
Average common shares outstanding and equivalents	40,808	45,135	-9.6%	41,162	40,986	45,656	-10.2%
Cash dividends per share of common stock	$0.06	$0.05	20.0%	$0.06	$0.12	$0.10	20.0%
Cash dividends declared on common shares	$2,444	$2,206	10.8%	$2,442	$4,887	$4,477	9.2%
Pay-out ratio	17.80%	8.95%	98.8%	26.14%	21.19%	17.11%	23.8%
SELECTED FINANCIAL DATA
PERFORMANCE RATIOS
Return on average assets	0.94%	1.48%	-36.8%	0.65%	0.79%	0.82%	-3.4%
Return on average common equity	8.73%	15.37%	-43.2%	6.02%	7.38%	8.26%	-10.7%
Equity-to-assets ratio	10.86%	10.23%	6.1%	10.67%	10.86%	10.23%	6.1%
Efficiency ratio	64.71%	57.85%	11.9%	57.55%	60.92%	61.13%	-0.3%
Expense ratio	1.19%	1.26%	-5.7%	1.16%	1.18%	1.25%	-6.3%
TAX EQUIVALENT SPREAD
Interest-earning assets	4.20%	5.08%	-17.4%	4.66%	4.43%	4.90%	-9.6%
Tax equivalent adjustment	0.86%	1.71%	-49.7%	0.73%	0.92%	0.96%	-4.2%
Interest-earning assets - tax equivalent	5.06%	6.79%	-25.5%	5.39%	5.35%	5.86%	-8.7%
Interest-bearing liabilities	1.97%	2.47%	-20.2%	2.13%	2.05%	2.49%	-17.7%
Tax equivalent interest rate spread	3.09%	4.32%	-28.6%	3.26%	3.30%	3.37%	-2.1%
Tax equivalent interest rate margin	3.15%	4.35%	-27.6%	3.32%	3.36%	3.41%	-1.5%
NORMAL SPREAD
Investments	2.25%	4.49%	-50.0%	2.80%	2.53%	4.14%	-38.9%
Loans
Loans not covered under shared-loss agreements with the FDIC	5.74%	5.48%	4.7%	6.05%	5.89%	5.83%	1.0%
Loans covered under shared-loss agreements with the FDIC	17.75%	9.12%	94.7%	17.52%	17.64%	9.21%	91.5%
	9.06%	6.67%	35.8%	9.39%	9.23%	6.97%	32.4%
Interest-earning assets	4.20%	5.08%	-17.4%	4.66%	4.43%	4.90%	-9.6%
Deposits
Retail deposits	1.34%	1.79%	-25.39%	1.52%	1.43%	1.88%	-23.94%
Wholesale deposits	2.04%	2.17%	-5.86%	1.81%	1.91%	1.87%	2.14%
	1.42%	1.86%	-23.75%	1.57%	1.49%	1.88%	-20.74%
Borrowings
Securities sold under agreements to repurchase	2.17%	2.72%	-20.2%	2.30%	2.23%	2.75%	-18.9%
Advances from FHLB and other borrowings	3.97%	4.23%	-6.2%	4.26%	4.11%	4.25%	-3.3%
FDIC-guaranteed term notes	-	3.88%	-	4.11%	4.11%	3.87%	6.2%
Subordinated capital notes	3.56%	3.41%	4.4%	3.64%	3.60%	3.39%	6.2%
	2.34%	2.86%	-18.3%	2.52%	2.43%	2.90%	-16.2%
Interest-bearing liabilities	1.97%	2.47%	-20.2%	2.13%	2.05%	2.49%	-17.7%
Interest rate spread	2.23%	2.61%	-14.7%	2.53%	2.38%	2.41%	-1.2%
Interest rate margin	2.28%	2.64%	-13.5%	2.59%	2.44%	2.45%	-0.4%
AVERAGE BALANCES
Investments	$4,135,722	$4,738,164	-12.7%	$4,316,332	$4,226,027	$4,778,632	-11.6%
Loans	1,658,962	1,739,614	-4.6%	1,689,718	1,674,340	1,756,646	-4.7%
Interest-earning assets	$5,794,684	$6,477,778	-10.5%	$6,006,050	$5,900,367	$6,535,278	-9.7%
Deposits	$2,246,170	$2,481,752	-9.5%	$2,358,613	$2,302,390	$2,540,557	-9.4%
Borrowings	3,380,086	3,887,404	-13.1%	3,464,682	3,422,310	3,885,863	-11.9%
Interest-bearing liabilities	$5,626,256	$6,369,156	-11.7%	$5,823,295	$5,724,700	$6,426,420	-10.9%

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)	AS OF
	30-Jun-12	30-Jun-11%		31-Mar-12	31-Dec-11
(Dollars in thousands)

BALANCE SHEET
Cash and cash equivalents	$464,579	$271,524	71.1%	$448,882	$591,487
Securities purchased under agreements to resell	225,000	-	100.0%	170,000	-
Investments:
Trading securities	214	864	-75.2%	364	180
Investment securities available-for-sale, at fair value, with amortized cost of $2,536,772
(June 30, 2011 - $3,529,671, March 31, 2012 - $2,591,603, December 31, 2011 - $2,873,682)
FNMA and FHLMC certificates	2,134,466	3,106,005	-31.3%	2,402,393	2,676,781
CMO's issued by US Government sponsored agencies	206,797	246,664	-16.2%	117,873	130,045
US Treasury Securities	154,998	-	100.0%	-	-
Obligations of US Government sponsored agencies	28,791	-	100.0%	32,031	-
Structured credit investments	27,280	45,713	-40.3%	29,643	37,288
GNMA certificates	22,491	98,892	-77.3%	25,796	28,336
Obligations of Puerto Rico Government and political subdivisions	22,352	77,703	-71.2%	58,887	81,482
Other debt securities	15,664	6,110	156.4%	5,793	5,980
Total investment securities available-for-sale	2,612,839	3,581,087	-27.0%	2,672,416	2,959,912
Investment securities held-to-maturity, at amortized cost, with fair value of $925,266
(June 30, 2011 - $858,226, March 31, 2012 - $969,400, December 31, 2011 - $904,556)
FNMA and FHLMC certificates	778,903	863,779	-9.8%	829,465	884,026
CMO's issued by US Government sponsored agencies	116,597	-	100.0%	119,025	-
Total investment securities held-to-maturity	895,500	863,779	3.7%	948,490	884,026
Federal Home Loan Bank (FHLB) stock, at cost	22,868	23,779	-3.8%	23,779	23,779
Other investments	69	150	-54.0%	69	73
Total investments	3,531,490	4,469,659	-21.0%	3,645,118	3,867,970
Loans:
Loans not covered under shared-loss agreements with the FDIC:
Mortgage	787,359	849,843	-7.4%	803,500	819,651
Commercial	321,684	264,962	21.4%	330,076	301,573
Leasing	30,024	17,104	75.5%	28,363	25,768
Consumer	40,282	33,037	21.9%	38,467	37,541
Total loans receivable not covered under shared-loss agreements with the FDIC, gross	1,179,349	1,164,946	1.2%	1,200,406	1,184,533
Less: Deferred loan fees, net	(4,029)	(4,780)	15.7%	(4,442)	(4,545)
Total loans receivable not covered under shared-loss agreements with the FDIC	1,175,320	1,160,166	1.3%	1,195,964	1,179,988
Allowance for loan and lease losses on non-covered loans	(37,402)	(34,229)	-9.3%	(37,361)	(37,010)
Loans receivable, net	1,137,918	1,125,937	1.1%	1,158,603	1,142,978
Mortgage loans held for sale	34,718	34,246	1.4%	33,439	26,939
Total loans not covered under shared-loss agreements with the FDIC, net	1,172,636	1,160,183	1.1%	1,192,042	1,169,917
Loans covered under shared-loss agreements with the FDIC:
Loans secured by 1-4 family residential properties	139,237	147,071	-5.3%	140,105	140,824
Construction and development secured by 1-4 family residential properties	19,130	16,309	17.3%	17,626	16,976
Commercial and other construction	317,534	360,536	-11.9%	321,632	325,832
Leasing	18,655	55,863	-66.6%	25,581	36,122
Consumer	11,792	15,800	-25.4%	13,252	13,778
Loans covered under shared-loss agreements with the FDIC	506,348	595,579	-15.0%	518,196	533,532
Allowance for loan and lease losses on covered loans	(58,628)	(53,036)	-10.5%	(56,437)	(37,256)
Loans covered under shared-loss agreements with the FDIC, net	447,720	542,543	-17.5%	461,759	496,276
Total loans, net	1,620,356	1,702,726	-4.8%	1,653,801	1,666,193
FDIC shared-loss indemnification asset	359,767	440,633	-18.4%	378,444	392,367
Foreclosed real estate covered under shared-loss agreements with the FDIC	13,910	16,918	-17.8%	12,181	13,867
Foreclosed real estate not covered under shared-loss agreements with the FDIC	17,721	12,031	47.3%	16,356	13,812
Other repossessed assets covered under shared-loss agreements with the FDIC	565	1,856	-69.6%	757	708
Core deposit intangible	1,114	1,257	-11.4%	1,150	1,185
Accrued interest receivable	17,258	26,430	-34.7%	18,750	20,182
Deferred tax asset, net	35,887	32,637	10.0%	33,123	32,023
Prepaid FDIC Insurance	8,986	13,851	-35.1%	10,106	11,599
Premises and equipment, net	20,090	23,649	-15.0%	20,722	21,520
Other prepaid expenses	11,762	11,572	1.6%	5,138	6,498
Servicing asset	10,776	9,840	9.5%	10,725	10,454
Servicing advance	7,717	9,413	-18.0%	5,116	13,990
Tax credits	1,303	2,604	-50.0%	1,303	1,303
Debt issuance costs	751	1,683	-55.4%	760	1,067
Goodwill	2,701	2,701	0.0%	2,701	2,701
Investment in statutory trust	1,086	1,086	0.0%	1,086	1,086
Derivative assets	11,367	12,015	-5.4%	12,515	9,317
Accounts receivable and other assets	11,462	18,380	-37.6%	12,833	14,346
Total assets	$6,375,648	$7,082,465	-10.0%	$6,461,567	$6,693,675

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)	AS OF
	30-Jun-12	30-Jun-11%		31-Mar-12	31-Dec-11
(Dollars in thousands)
Deposits:
Non-interest bearing demand deposits	$188,328	$192,034	-1.9%	$183,800	$192,256
Interest-bearing savings and demand deposits	1,104,443	1,039,131	6.3%	1,103,664	1,081,450
Individual retirement accounts	368,050	356,764	3.2%	368,787	361,410
Retail certificates of deposit	330,597	429,156	-23.0%	343,375	375,890
Total Retail Deposits	1,991,418	2,017,085	-1.3%	1,999,626	2,011,006
Institutional deposits	85,376	211,032	-59.5%	107,363	168,301
Brokered Deposits	146,148	188,586	-22.5%	211,143	255,878
Total deposits	2,222,942	2,416,703	-8.0%	2,318,132	2,435,185
Borrowings:
Securities sold under agreements to repurchase	3,053,865	3,459,135	-11.7%	3,056,165	3,056,238
Advances from FHLB and other borrowings	286,653	281,995	1.7%	281,713	281,753
FDIC-guaranteed term notes	-	105,834	-100.0%	-	105,834
Subordinated capital notes	36,083	36,083	0.0%	36,083	36,083
Total borrowings	3,376,601	3,883,047	-13.0%	3,373,961	3,479,908
Total interest-bearing liabilities	5,599,543	6,299,750	-11.1%	5,692,093	5,915,093
Derivative liabilities	56,217	13,918	303.9%	49,426	47,425
Accrued expenses and other liabilities	27,686	44,440	-37.7%	30,759	35,602
Total liabilities	5,683,446	6,358,108	-10.6%	5,772,278	5,998,120
Preferred stock	68,000	68,000	0.0%	68,000	68,000
Common stock	47,842	47,808	0.1%	47,841	47,809
Additional paid-in capital	499,852	498,556	0.3%	499,786	499,096
Legal surplus	52,668	49,410	6.6%	51,245	50,178
Retained earnings	83,982	71,095	18.1%	74,091	68,149
Treasury stock, at cost	(81,403)	(45,386)	-79.4%	(81,772)	(74,808)
Accumulated other comprehensive income, net	21,261	34,874	-39.0%	30,098	37,131
Total stockholders' equity	692,202	724,357	-4.4%	689,289	695,555
Total liabilities and stockholders' equity	$6,375,648	$7,082,465	-10.0%	$6,461,567	$6,693,675

SELECTED FINANCIAL DATA AT YEAR-END
Common shares outstanding at end of period	40,731	44,009	-7.4%	40,690	41,245
Book value per common share	$15.32	$14.91	2.8%	$15.27	$15.22
Tangible book value per common share	$15.23	$14.82	2.7%	$15.17	$15.12
Trust assets managed	$2,412,785	$2,266,770	6.4%	$2,372,129	$2,216,088
Broker-dealer assets gathered	2,097,095	1,859,580	12.8%	2,058,331	1,926,147
Total assets managed	$4,509,880	$4,126,350	9.3%	$4,430,460	$4,142,235

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)	AS OF
	30-Jun-12	30-Jun-11%		31-Mar-12	31-Dec-11
CAPITAL DATA
Leverage capital ratio	10.81%	9.74%	11.0%	10.25%	9.65%
Leverage capital ratio required	4.00%	4.00%		4.00%	4.00%
Actual tier 1 capital	$675,622	$690,453	-2.1%	$663,897	$661,614
Tier 1 capital required	$249,987	$283,517	-11.8%	$259,162	$274,230
Excess over regulatory requirement	$425,635	$406,936	4.6%	$404,735	$387,384
Tier 1 risk-based capital ratio	32.52%	30.33%	7.2%	32.34%	31.52%
Tier 1 risk-based capital ratio required	4.00%	4.00%		4.00%	4.00%
Actual tier 1 risk-based capital	$675,622	$690,453	-2.1%	$663,897	$661,614
Tier 1 risk-based capital required	$83,092	$91,069	-8.8%	$82,104	$83,964
Excess over regulatory requirement	$592,530	$599,384	-1.1%	$581,793	$577,650
Risk-weighted assets	$2,077,300	$2,276,734	-8.8%	$2,052,603	$2,099,109
Total risk-based capital ratio	33.82%	31.61%	7.0%	33.64%	32.80%
Total risk-based capital ratio required	8.00%	8.00%		8.00%	8.00%
Actual total risk-based capital	$702,460	$719,659	-2.4%	$690,403	$688,452
Total risk-based capital required	$166,184	$182,139	-8.8%	$164,208	$167,929
Excess over regulatory requirement	$536,276	$537,520	-0.2%	$526,195	$520,523
Risk-weighted assets	$2,077,300	$2,276,734	-8.8%	$2,052,603	$2,099,109
Tangible common equity to total assets	9.73%	9.22%	5.5%	9.56%	9.32%
Tangible common equity to total risk-weighted assets	29.87%	28.67%	4.2%	30.08%	29.71%
Total equity to total assets	10.86%	10.23%	6.1%	10.67%	10.39%
Total equity to risk-weighted assets	33.32%	31.82%	4.7%	33.58%	33.14%
Tier 1 common equity to risk-weighted assets	29.25%	27.34%	7.0%	29.03%	28.28%
Tier 1 common equity	$607,622	$622,453	-2.4%	$595,897	$593,614

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)			QUARTER ENDED		YEAR TO DATE
30-Jun-12		30-Jun-11%		31-Mar-12	30-Jun-12	30-Jun-11%
(Dollars in thousands)
Loan Production and Purchases Summary:
Mortgage loans production	$48,909	$56,940	-14.1%	$45,031	$93,940	$105,106	-10.6%
Mortgage loans purchased	-	2,754	-100.0%	-	-	7,395	-100.0%
Total mortgage	48,909	59,694	-18.1%	45,031	93,940	112,501	-16.5%
Commercial	35,461	45,638	-22.3%	55,401	90,862	62,281	45.9%
Leasing	4,350	5,669	-23.3%	4,564	8,914	10,542	-15.4%
Consumer	7,676	5,666	35.5%	5,172	12,848	9,306	38.1%
Total loan production and purchases	$96,396	$116,667	-17.4%	$110,168	$206,564	$194,630	6.1%

CREDIT DATA
Net credit losses, excluding loans covered under shared-loss agreements with the FDIC:
Mortgage	$1,948	$1,268	53.6%	$922	$2,869	$3,044	-5.7%
Commercial	1,687	713	136.6%	1,570	3,257	985	230.7%
Consumer	127	286	-55.6%	131	258	681	-62.1%
Leasing	(4)	30	-113.3%	27	23	91	-74.7%
Total net credit losses	$3,758	$2,297	63.6%	$2,650	$6,407	$4,801	33.5%
Net credit losses to average loans outstanding	1.25%	0.78%	60.5%	0.89%	1.07%	0.82%	30.8%

			AS OF
			30-Jun-12	30-Jun-11%		31-Mar-12	31-Dec-11
Allowance for loan and lease losses on non-covered loans			$37,402	$34,229	9.3%	$37,361	$37,010
Allowance coverage ratios:
Allowance for loan and lease losses to total loans (excluding loans covered under
shared-loss agreements with the FDIC)			3.17%	2.94%	7.9%	3.11%	3.12%
Allowance for loan and lease losses to non-performing loans			31.03%	26.38%	17.6%	30.54%	27.46%
Non-performing assets summary (excluding assets covered under shared-loss agreements with the FDIC):
Mortgage			$90,302	$94,125	-4.1%	$88,960	$97,340
Commercial			29,888	35,061	-14.8%	33,082	36,988
Consumer			281	432	-35.0%	286	334
Leasing			77	130	-40.8%	12	102
Non-performing loans			120,548	129,748	-7.1%	122,340	134,764
Foreclosed properties			17,721	12,031	47.3%	16,356	13,812
Mortgage loans held for sale in non-accrual			1,418	547	159.2%	1,519	1,223
Non-performing assets			$139,687	$142,326	-1.9%	$140,215	$149,799
Non-performing loans to:
Total loans, excluding covered loans			10.26%	11.18%	-8.2%	10.23%	11.42%
Total assets, excluding covered assets			2.04%	1.99%	2.5%	2.04%	2.18%
Total capital			17.42%	17.91%	-2.7%	17.75%	19.38%
Non-performing assets to total assets, excluding covered assets			2.36%	2.18%	8.3%	2.34%	2.42%
Non-performing assets to total capital			20.18%	19.65%	2.7%	20.34%	21.54%
Loans past due (excluding loans covered under shared-loss
agreements with the FDIC):
Early delinquency (30-89 days past due)
Mortgage			$33,703	$39,430	-14.5%	$35,697	$37,435
Commercial			3,609	8,864	-59.3%	3,652	4,537
Consumer			453	802	-43.5%	1,076	783
Leasing			554	461	20.2%	484	339
			$38,319	$49,557	-22.7%	$40,909	$43,094
Total delinquency (30 days and over past due)
Mortgage			$124,005	$133,555	-7.2%	$124,657	$134,775
Commercial			20,992	31,684	-33.7%	31,736	32,894
Consumer			626	836	-25.1%	1,287	1,117
Leasing			630	570	10.5%	496	441
			$146,253	$166,645	-12.2%	$158,176	$169,227